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                                                                 Exhibit 99.B(K)

                                                                   April 1, 2005

First Allmerica Financial Life Insurance Company
440 Lincoln Street
Worcester MA 01653


RE:  GROUP VEL ACCOUNT OF FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY FILE
     NO.'S: 333-06383 AND 811-7663

Gentlemen:


In my capacity as Vice President and Counsel of First Allmerica Financial Life Insurance Company (the "Company"), I have participated in the preparation of this Post-Effective Amendment to the Registration Statement for the Group VEL Account on Form N-6 under the Securities Act of 1933 and the Investment Company Act of 1940 with respect to the Company's group flexible premium variable life insurance policies.


I am of the following opinion:

1. The Group VEL Account is a separate account of the Company validly existing pursuant to the Massachusetts Insurance Code and the regulations issued thereunder.

2. The assets held in the Group VEL Account equal to the reserves and other Policy liabilities of the Policies which are supported by the Group VEL Account are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The group flexible premium variable life insurance policies, when issued in accordance with the Prospectuses contained in the Post-Effective Amendment to the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to this Post-Effective Amendment to the Registration Statement of the Group VEL Account on Form N-6 filed under the Securities Act of 1933 and the Investment Company Act of 1940.



                                         Very truly yours,

                                         /s/ Sheila B. St. Hilaire

                                         Sheila B. St. Hilaire
                                         Vice President and Counsel